LOAN AGREEMENT

THIS LOAN AGREEMENT (the "Agreement") is made this 12th day of January, 2007, by and between **Platina Energy Group, Inc.**, a Delaware corporation ("Borrower"), and **William Robotham** ("Lender").

EXPLANATORY STATEMENT

A. The Lender has agreed to loan $50,000 to the Borrower according to the terms of this Loan Agreement and the Promissory Note attached hereto as **Exhibit A.**

B. The Borrower has agreed to accept the Loan in accordance with the terms and conditions set forth herein and in the Loan Documents.

NOW THEREFORE, in consideration of the foregoing Explanatory Statement that is made a substantive part of this Agreement and the promises, agreements, covenants and representations set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all of the parties, it is agreed as follows:

1.00 DEFINITIONS

The following terms shall have the meaning given in this article 1.00, unless the context clearly indicates a contrary intent.

1.01 Borrower. "Borrower" means Platina Energy Group, Inc., a Delaware corporation, its successors and permitted assigns.

1.02 Borrower's Common Stock. "Borrower's Common Stock" means all of the authorized shares of the Borrower's $.001 par value common stock.

1.03 Default. "Default" means the failure of Borrower to perform, cause to be performed, abide by, comply with, or observe any duty or obligation imposed by this Loan Agreement or by the Loan Documents.

1.04 Lender. "Lender" means the party or parties identified as such in the introductory paragraph of this Loan Agreement, their successors and assigns.

1.05 Loan. "Loan" means the Loan from the Lender to the Borrower in the principal amount of Fifty Thousand Dollars ($50,000), as evidenced by the Note.

1.06 Loan Documents. "Loan Documents" means this Loan Agreement, the Note, and any and all other documents executed in connection herewith and all current and future supplements, amendments and attachments hereto.

1.07 Note. "Note" means the Promissory Note of Borrower in the principal amount of Fifty Thousand Dollars ($50,000), payable to the order of Lender and evidencing the Loan, including all current and future supplements, amendments and attachments thereto.

1.08 Person. "Person" means any individual, corporation, partnership, association, trust, joint venture, or other legal entity.

2.00 THE LOAN

2.01 Loan Amount and Terms. Lender agrees, subject to the terms and conditions of this Loan Agreement and the Loan Documents, to Loan to the Borrower $50,000.

2.02 Conditions Precedent to Loan. The following are all conditions precedent to the Lender's Loan to the Borrower:

(a) the Borrower executing the Note and all other Loan Documents.

(b) the Borrower transferring to the Lender 50,000 restricted shares of Borrower's Common Stock.

2.03 Closing Date. The closing date of the Loan shall be January 12, 2007.

3.00 AFFIRMATIVE COVENANTS OF BORROWER

3.01 Loan Documents. Borrower covenants and agrees to discharge and perform each and every duty and obligation on the part of Borrower to be kept, observed and performed under the terms and conditions of the Loan Documents.

3.02 Loan Amount. Borrower will accept the Loan of $50,000 from Lender in accordance with the terms hereof.

3.03 Due Organization; Good Standing; Power. The Borrower is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware. The Borrower has full right, power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder.

3.04 Authorization and Validity of Documents. The execution, delivery and performance by the Borrower of this Agreement and the transactions contemplated hereby, have been duly and validly authorized by the Borrower. This Agreement has been duly executed, acknowledged and delivered by the Borrower and is a legal, valid and binding obligation of the Borrower, and the Loan Documents, when executed and delivered, will be legal, valid and binding obligations of the Borrower, each enforceable against the Borrower in accordance with their terms except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

3.05 Litigation. There is no action, suit, proceeding, claim or arbitration pending or threatened to which the Borrower is a party.

3.06 Notice of Litigation. Borrower shall promptly notify Lender of any legal action, or threatened legal action, or any claim or controversy which may become the subject of legal action, against Borrower if such legal action could have a material adverse effect on Borrower's financial condition or cause a default under any of the Loan Documents.

3.07 Loan Placement Fee. Borrower shall pay to the Lender a loan placement fee of one percent (1%) of the Loan amount due on the earlier of (i) the closing of the offering to raise a minimum of $800,000 or (ii) July 1, 2007 and the Borrower shall transfer to the Lender 50,000 restricted shares of Borrower's Common Stock.

4.00 MISCELLANEOUS

4.01 Rights Cumulative. All rights and remedies of the Lender in the Loan Documents or otherwise available at law or in equity (a) shall be deemed cumulative and concurrent, (b) may be pursued separately, successively or concurrently against the Borrower or any obligor or other person or against any one or more of them, as Lender may determine, (c) may be exercised as often and at such times as Lender may determine, and (d) shall be non-exclusive.

4.02 Waiver. No term or provision hereof shall be deemed waived unless the waiver shall be in writing and signed by Lender. Any failure by the Lender to insist upon the Borrower's strict performance of any of the terms of this Loan Agreement shall not constitute a waiver of those or any other terms. Any delay in exercising or enforcing any rights with respect to a default shall not preclude the Lender from exercising any rights hereunder or at law or in equity.

4.03 Headings. All article and section headings are for convenience only and shall not be interpreted to enlarge or restrict the provisions of this Loan Agreement.

4.04 Notices. All notices shall be in writing and, unless specified in the written notice, shall be sent to the respective addresses of the parties as follows:

Borrower: Platina Energy Group, Inc.
1807 Capital Avenue, Suite 101-I
Cheyenne, WY 82001
Attn: Blair Merriam

Lender: William Robotham
1533 Kjell Court
Santa Rosa, CA 95405

Any notice may be hand delivered or via postage prepaid, overnight express mail by Federal Express or similar service.

4.05 Binding Effect. This Loan Agreement shall bind all parties hereto, their personal representatives, heirs, successors and permitted assigns.

4.06 Amendment. This Loan Agreement may be modified and amended only in writing signed by the parties hereto.

4.07 Severability. In the event any provision of this Loan Agreement shall be held invalid or unenforceable in any legal action, such holdings shall not invalidate or render unenforceable any other provision hereof.

4.08 Applicable Law. This Loan Agreement shall be exclusively governed by the laws of the State of Wyoming.

4.09 Time of Essence. Time is of the essence with respect to this Loan Agreement.

4.10 Survival of Loan Agreement. This Loan Agreement including its terms, conditions, promises and representations shall survive the closing of the Loan.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first written above.

BORROWER

PLATINA ENERGY GROUP, INC.

By: ______________________
Daniel Thornton, Secretary

LENDER

____
William Robotham